Exhibit 99.1

ADVENT POWER SYSTEMS, INC.
TABLE OF CONTENTS
DECEMBER 31, 2011

Page
Report of Registered Public Accounting Firm	2
Financial Statements
Balance Sheet	3
Statement of Operations and Accumulated Deficit	4
Statement of Cash Flows	5
Notes to Financial Statements	6-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Advent Power Systems, Inc.

We have audited the accompanying balance sheet of Advent Power Systems, Inc. as of December 31, 2011, and the related statements of operations and accumulated deficit, and cash flows for the year then ended. Advent Power System, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company sold substantially all of its operating assets during February 2012. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters is also described in Note 7 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advent Power Systems, Inc. as of December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, Florida

April 25, 2012

Advent Power Systems, Inc.
Balance Sheet
December 31, 2011

ASSETS

CURRENT ASSETS:
Cash	$1,596
Accounts receivable	413,144
Deferred Costs	322,702
Other current assets	9,250
Total current assets	746,692

License Rights	69,738

Total Assets	$816,430

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$390,027
Accounts payable and accrued expenses-related parties	156,887
Deferred revenue	413,144

Total current liabilities	960,058

STOCKHOLDERS' DEFICIT:
Convertible preferred stock, no par value, 50,000,000 shares authorized, 3,000 shares issued and outstanding at December 31, 2011	1,000

Common stock, no par value, 50,000,000 shares authorized, 12,321,000 shares issued and outstanding at December 31, 2011	5,329
Common stock subscriptions receivable	(1,329)
Accumulated deficit	(148,628)
Total stockholders' deficit	(143,628)

Total Liabilities and Stockholders' Deficit	$816,430
The accompanying notes are an integral part of the financial statements

Advent Power Systems, Inc.
Statement of Operations
For the Year Ended December 31, 2011

REVENUES	$-

OPERATING EXPENSES
Professional Fees	32,186
Rent-related party	11,820
Other general and administrative	7,937

Total operating expenses	51,943

Operating loss	(51,943)

OTHER EXPENSE
Amortization expense	(5,263)
Interest expense	(9,135)

Total other expense	(14,398)

Income loss before income taxes	(66,341)

Income taxes	-

Net loss, for year ended December 31, 2011	(66,341)

Accumulated Deficit- December 31, 2010	(82,287)

Accumulated Deficit- December 31, 2011	$(148,628)

Basic and Diluted:

Loss Per Share	$(0.01)
Weighted Average Shares Outstanding	12,321,000

The accompanying notes are an integral part of the financial statements

Advent Power Systems, Inc.
Statement of Cash Flows
For the Year Ended December 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(66,341)
Adjustments to reconcile net loss to net cash used by operating activities:
Amortization	5,263
Changes in operating assets and liabilities:
Increase in accounts receivable	(413,144)
Increase in deferred costs	(322,702)
Increase in other assets	(9,000)
Increase in deferred revenue	413,144
Increase in accounts payable and accrued expenses	329,015
Net cash used in operating activities	(63,765)

CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in accounts payable -related parties	62,126
Net cash provided by financing activities	62,126

Net decrease in cash and cash equivalents	(1,639)
Cash and cash equivalents, beginning of period	3,235

Cash and cash equivalents, end of period	$1,596

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Payment of interest in cash	$9,135
Payment of income taxes in cash	$-

The accompanying notes are an integral part of the financial statements

ADVENT POWER SYSTEMS, INC.
Notes to the Financial Statements
December 31, 2011

NOTE 1 – ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

A.    ORGANIZATION AND OPERATIONS

Advent Power Systems, Inc. was formed in Florida in March 2006. The Company was formed to promote, develop and apply to business operations, the technology of the Cyclone Engine.   The Cyclone Engine is a heat-regenerative, reciprocating (i.e., piston) Rankine thermal dynamic steam cycle engine. In February 2012, the Company sold substantially all of its operating assets –See Note 7. 100% of the Company’s business relates to a contract with the United States Army.

B.    PRINCIPLES AND BASIS OF PRESENTATION

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

C.       CASH

Cash includes cash on hand, cash in banks, and cash investments with maturities of less than three months.

D.      ACCOUNTS RECEIVABLE

Accounts receivable consist of uncollected progress billings pursuant to the Company’s contract with the United States Army.  At December 31, 2011, no allowance for doubtful accounts was deemed necessary.

E.     DEFERRED COSTS

Deferred costs consists of progress billings from subcontractors which will be recognized as cost of sales in the period in which the related revenue is recognized.

F.       INTANGIBLE ASSETS

Intangible assets, which are comprised of licensed rights to patented technology, are stated at cost less accumulated amortization.  The licensed rights were determined to have finite lives, which the Company estimated to be approximately 19 years based on the expiration of the patents underlying the licensed rights.  Amortization is computed using the straight-line method over the estimated useful life.  Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable.  An impairment loss is recognized if the carrying amount of the asset exceeds its fair value.  There was no impairment loss recognized for the year ended December 31, 2011.

G.      REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with accounting Codification as ASC 605, and Staff Accounting Bulletin (“SAB”) 104, Revenue Recognition. Sales revenue is recognized at the date of shipment of engines and systems, designs or other deliverables to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Revenue from contracts for multiple deliverables and milestone methods recognition are evaluated and allocated as appropriate. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as deferred revenue. All billings to date have been deferred as the Company has not yet delivered pursuant to its contract with the United States Army.

H.     INCOME TAXES

Income taxes are accounted for under the asset and liability method as stipulated by Accounting Standards Codification (“ASC”) 740 formerly Statement of Financial Accounting Standards (”SFAS”) No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date. Deferred tax assets are reduced to estimated amounts to be realized by the use of a valuation allowance. A valuation allowance is applied when in management’s view it is more likely than not (50%) that such deferred tax will not be utilized.

Effective January 1, 2009, the Company adopted certain provisions under ASC Topic 740, Income Taxes, (“ASC 740”), which provide interpretative guidance for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Effective with the Company’s adoption of these provisions, interest related to the unrecognized tax benefits is recognized in the financial statements as a component of income taxes. The Adoption of ASC 740 did not have an impact on the Company’s financial position and results of operations.

In the unlikely event that an uncertain tax position exists in which the Company could incur income taxes, the Company would evaluate whether there is a probability that the uncertain tax position taken would be sustained upon examination by the taxing authorities. Reserves for uncertain tax positions would be recorded if the Company determined it is probable that a position would not be sustained upon examination or if payment would have to be made to a taxing authority and the amount is reasonably estimated. As of December 31, 2011, the Company does not believe it has any uncertain tax positions that would result in the Company having a liability to the taxing authorities. The Company’s tax returns are subject to examination by the federal and state tax authorities for the years ended 2007 through 2011.

I. EARNINGS PER SHARE

Basic earnings per share is calculated based on income available to common stockholders and the weighted-average number of shares outstanding during the reporting period.  Diluted earnings per share is calculated based on income available to common stockholders and the weighted-average number of common and potential common shares outstanding during the reporting period.  Potential common shares, consisting of 3,000 shares issuable upon conversion for preferred stock outstanding, are not included in the earnings per share calculation because their impact was anti-dilutive.

NOTE 2 – RECEIVABLES and DEFERRED REVENUE

As of December 31, 2011, the Company has accounts receivable of $413,144, which is related to uncollected work in progress billings, due from the U.S. Army pursuant to the United States Army  Tank-automotive and Armaments Command (TACOM) contract.  This contract is for the delivery of a 10kW 28vDC Compact Generator Set/Auxiliary Power Unit for use in Army Combat Vehicles. These amounts are reported as deferred revenue until contract deliverables and related revenue recognition criteria have been satisfied.

NOTE 3 - LICENSE RIGHTS

A reconciliation of the activity affecting the Company’s Licensed Rights is as follows:

Balance – December 31, 2010	$75,000
Amortization	(5,263)
Balance – December 31, 2011	$69,737

Licensed rights as of December 31, 2011 consist of the following:

Gross carrying amount	$100,000
Accumulated amortization	(30,263)
Net carrying amount	$69,737

As of December 31, 2011, Licensed Rights are expected to be amortized over remaining lives as follows:

Twelve Months Ending December 31,
2012	$5,263
2013	5,263
2014	5,263
2015	5,263
2016	5,263
Thereafter	43,422
$69,737

NOTE 4 – RELATED PARTY TRANSACTIONS

A.  LEASE ON FACILITIES

The Company leases office space from its President and majority shareholder.  There is no formal lease, and payment for the lease is made as funds are available. In 2011, related lease payments were $11,820.

B.  DEFERRED COMPENSATION AND ADVANCES

Included in accounts payable and accrued expenses - related parties related party payables as of December 31, 2011 is $38,306 due to the Company’s President and majority stockholder and $46,820 due to Advent International Mgmt. Co. (an affiliate wholly-owned by the Company’s President and majority stockholder)  for services performed relative to the U.S. Army contract. Additionally, at December 31, 2011, $66,760 is due to the Company’s President and majority stockholder and $5,000 is due to Advent International Mgmt. Co. for previous net advances. These advances are interest bearing and due on demand.

NOTE 5 – PREFERRED STOCK

The Preferred Stock has 50: 1 voting rights to the common stock and is convertible into common stock at a 1:1 ratio. All the outstanding Preferred Stock is owned by the Company’s President and majority stockholder.

NOTE 6 – INCOME TAXES

A reconciliation of the differences between the effective income tax rates and the statutory federal tax rates for the year ended December 31, 2011 is as follows:

		Amount
Tax benefit at U.S. statutory rate	34%	$22,587
State taxes, net of federal benefit	4	2,657
Change in valuation allowance	(38)	(25,244)
	-%	$-

The tax effect of temporary differences that give rise to significant portions of the deferred tax assets and liabilities for year ended December 31, 2011 consisted of the following:

Net Operating Loss Carry-forward	$56,479
Valuation Allowance	(56,479)
Total Net Deferred Tax Asset	-

As of December 31, 2011, the Company had a net operating loss carry forward for income tax reporting purposes of approximately $149,000 expiring through 2026. Current tax laws limit the amount of loss available to be offset against future taxable income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax asset has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carry forwards will expire unused. Accordingly, the potential tax benefits of the loss carry forwards are offset by a valuation allowance of the same amount.

NOTE 7 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 25, 2012, which is the date the financial statements were available for issuance.

Sale of Assets

On February 16, 2012, the Company sold substantially all of its operating assets, net of related liabilities, and the TACOM contract to Cyclone Power Technologies Inc. (“Cyclone”) for 1.5 million shares of Cyclone common stock, valued at approximately $315,000.  The common stock consideration is being held in escrow pending the official transfer and re-awarding of the Army contract, and is further restricted for resale by a contractual two-year leak-out provision. Also, 1.1 million shares are subject to a claw-back provision in the instance the value of U.S. Army contract is impaired in any way during the first twelve months. Management believes that the consideration from the sale of its assets will allow it to continue as a going concern for the next twelve months.

Issuance of Common Stock for Services

During 2012, the Company agreed to issue an aggregate of 540,000 shares of common stock in settlement of amounts due to various vendors.